UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K
__________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2018

Lexicon Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30111	76-0474169
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8800 Technology Forest Place
The Woodlands, Texas 77381
(Address of principal executive
offices and Zip Code)

(281) 863-3000
(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On April 20, 2018, our wholly-owned subsidiary, Lex-Gen Woodlands, L.P. (“Lex-Gen Woodlands”), entered into a Seventh Amendment to Loan and Security Agreement and to Other Loan Documents (the “Amendment”) with iStar Lex Lender LLC (“Lender”), amending the terms of the Loan and Security Agreement, dated April 21, 2004, between Lex-Gen Woodlands and iStar Financial, Inc. (“iStar”), as previously amended (the “Loan Agreement”) and certain other related agreements. The rights and obligations of iStar under the Loan Agreement had previously been assigned to Lender.
The Amendment (a) extends the maturity date of the mortgage on our facilities in The Woodlands, Texas from April 2018 to October 2018 and (b) provides that we will maintain liquid assets of at least $75 million. Under the Amendment, the mortgage loan’s monthly payment amount and fixed interest rate are each unchanged and a balloon payment of $12.2 million will be due in October 2018 in lieu of the balloon payment of $13.4 million which would have been due in April 2018.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
10.1	Seventh Amendment to Loan and Security Agreement and to Other Loan Documents, dated April 20, 2018, between Lex-Gen Woodlands, L.P. and iStar Lex Lender LLC

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lexicon Pharmaceuticals, Inc.

Date: April 23, 2018	By:	/s/ Brian T. Crum
Brian T. Crum
Vice President and General Counsel

Index to Exhibits

Exhibit No.	Description
10.1	Seventh Amendment to Loan and Security Agreement and to Other Loan Documents, dated April 20, 2018, between Lex-Gen Woodlands, L.P. and iStar Lex Lender LLC